UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 19, 2007
SUPERIOR BANCORP
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-25033	63-1201350
(Commission File Number)	(IRS Employer Identification No.)

17 North 20th Street, Birmingham, Alabama	35203
(Address of Principal Executive Offices)	(Zip Code)
(205) 327-1400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01.	Other Events.
     On June 19, 2007, Superior Bancorp issued a press release announcing that the Office of Thrift Supervision had approved its planned merger with People’s Community Bancshares, Inc. A copy of the press release is attached hereto as Exhibit 99.
Additional Information and Where To Find It
     The information contained in this Form 8-K may be deemed to be solicitation material with respect to the proposed merger of People’s Community Bancshares, Inc. with and into Superior Bancorp. Superior Bancorp has filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) containing a proxy statement/prospectus relating to the proposed merger. The registration statement was declared effective by the SEC on May 25, 2007, and the proxy statement/prospectus has been mailed to the shareholders of People’s Community Bancshares. Shareholders of People’s Community Bancshares are urged to read the registration statement and the proxy statement/prospectus, as well as all other relevant documents filed or to be filed with the SEC, because they contain important information about the companies and the proposed transaction.
     Investors and security holders may also obtain free copies of the documents filed with the SEC (including any documents incorporated by reference) from the SEC’s website, www.sec.gov. Such documents may also be obtained from Superior Bancorp by contacting Carol Murcks, Investor Relations, at (205) 488-3327, or from People’s Community Bancshares, Inc. by contacting Neil D. McCurry, Jr., President and CEO, at (941) 365-5934.
     Superior Bancorp, People’s Community Bancshares and their respective directors and executive officers may be deemed to participate in the solicitation of proxies in respect of the proposed merger. Information regarding Superior Bancorp’s directors and executive officers is available at http://www.superiorbank.com/fs_investor_relations.html. Information regarding People’s directors and executive officers is available from http://www.peoplescb.com. Additional information regarding the interests of such directors and executive officers is included or incorporated by reference in the proxy statement/prospectus and the other relevant documents filed or to be filed with the SEC.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit 99	Press Release of Superior Bancorp dated June 19, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR BANCORP
Date: June 19, 2007	By:	/s/ C. STANLEY BAILEY
C. Stanley Bailey
Chairman and Chief Executive Officer

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